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                                                            EXHIBIT NO. 99.1(c)

                      MFS GOVERNMENT LIMITED MATURITY FUND

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                                  REDESIGNATION
                       OF CLASS P SHARES AS CLASS I SHARES

         The undersigned, being a majority of the Trustees of MFS Government Limited Maturity Fund (the "Trust"), a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Amended and Restated Declaration of Trust dated February 8, 1995 as amended (the "Declaration"), acting pursuant to Section 6.10 of the Declaration, do hereby redesignate the shares previously designated as Class P shares as Class I shares.

      IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 11th day of December, 1996.


A. KEITH BRODKIN                             WALTER E. ROBB, III
------------------------------               ------------------------------
A. Keith Brodkin                             Walter E. Robb, III
76 Farm Road                                 35 Farm Road
Sherborn, MA  01770                          Sherborn,  MA  01770


RICHARD B. BAILEY                            ARNOLD D. SCOTT
------------------------------               ------------------------------
Richard B. Bailey                            Arnold D. Scott
63 Atlantic Avenue                           20 Rowes Wharf
Boston,  MA  02110                           Boston, MA  02110


MARSHALL N. COHAN                            JEFFREY L. SHAMES
------------------------------               ------------------------------
Marshall N. Cohan                            Jeffrey L. Shames
2524 Bedford Mews Drive                      60 Brookside Road
Wellington,  FL  33414                       Needham, MA  02192


LAWRENCE H. COHN                             J. DALE SHERRATT
------------------------------               ------------------------------
Lawrence H. Cohn                             J. Dale Sherratt
45 Singletree Road                           86 Farm Road
Chestnut Hill,  MA  02167                    Sherborn, MA  01770


SIR J. DAVID GIBBONS                         WARD SMITH
------------------------------               ------------------------------
Sir J. David Gibbons                         Ward Smith
"Leeward"                                    36080 Shaker Blvd
5 Leeside Drive                              Hunting Valley, OH 44022
"Point Shares"
Pembroke,  Bermuda  HM  05


ABBY M. O'NEILL
------------------------------
Abby M. O'Neill
200 Sunset Road
Oyster Bay,  NY  11771